EXHIBIT 11

                 Statement of Computation of Per Share Earnings



         Earnings (loss) Per           Three Months Ended
         Common Share                       March 31
         ------------                  -------------------
                                       2003           2002
                                       ----           ----
              Basic                 $   0.03       $   (0.21)

              Average Shares
              Outstanding            822,250         822,250

              Diluted               $   0.03       $   (0.21)

              Average Shares
              Outstanding            822,250         822,250